Exhibit 10.16

BRC

FACILITY AGREEMENT PREPARED ON 10 May 2024

BETWEEN:

ASB BANK LIMITED

(the “Lender” and referred to in this Facility Agreement as “we,” “us” and “our(s)”); and

SUNSCOUT NEW ZEALAND LIMITED

(the “Borrower” and referred to in this Facility Agreement as “you” and “your(s)”); and

FRIEDRICH EDWIN CYWINSKI

(“the Guarantor”).

1.	We will make the Facility detailed in the attached Facility Schedule available to you on the terms contained in this Facility Agreement.

2.	The terms and conditions applying to the Facility are recorded in

(a)	this Facility Agreement;

(b)	our general terms and conditions reference No. BRC11/2023 (the “Terms”); and

(c)	Facility Schedule for Facility Number:

12-3211-0036349-91-007             Asset Finance Term Loan

3.	If there is any conflict between this Facility Agreement and the Terms, the terms of this Facility Agreement shall prevail. Furthermore, if there is any conflict between this Facility Agreement and the Facility set out in the Facility Schedule, the terms of that Facility Schedule shall prevail over this Facility Agreement.

4.	Words and expressions defined in the Terms and not otherwise defined in this Facility Agreement have the same meaning and construction where used in this Facility Agreement and the Facility Schedule unless the context otherwise requires. All references to clause references are to clauses of the Terms.

Conditions Precedent to Availability of Facilities:

Drawdown for any Facility shall not be available until we have received and are satisfied with the following:

All the conditions specified or referred to in the Terms (refer clause 7); and

A Director’s Certificate completed and executed by your Directors, on our standard form.

Conditions Precedent to Availability of specific Facilities:

Prior to Drawdown of the specified Facility, we must receive and find satisfactory;

Facility 12-3211-0036349-91-007 (FLOATING - Table Full Advance)

Your acknowledgement that existing loan 12-3211-00033076-91-006 will be repaid in full from this advance.

Facility 12-3211-0036349-91-007 (FLOATING - Table Full Advance)

Confirmation from any security charge holders that prior to or immediately upon drawdown of a Facility, all existing indebtedness owing to that security holder has been repaid and all securities in favour of that charge holder will be released and discharged.

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Facility 12-3211-0036349-91-007 (FLOATING - Table Full Advance)

Evidence of comprehensive insurance over the Collateral (defined below) for full insurable value, with all such insurance to be in accordance with commercial best practice with our interest noted as grantee over the Collateral (defined below).

Conditions Subsequent to Drawdown:

You undertake and agree as follows during the term of the Facility to comply with the following Undertakings;

Annual financial statements, prepared in accordance with generally accepted New Zealand Accounting Standards, are to be supplied to the bank on request.

Security

This is a secured Facility and security for the Facility is set out below.

Prior to the Facility being made available you will provide us with those securities below marked “new” (and/or our completed form of Solicitor’s Certificate), registered first in ranking unless otherwise specified (any security governed by the Personal Property Securities Act 1999 will be registered on the Personal Property Securities Register). If you fail to meet your commitments under the Documents, we may be entitled to repossess and sell the property listed below:

A new all obligations Specific Security Deed, on our standard form, over 2022, Make: HANS, Model: G3015F, Serial number: QYC1932208002, Description: 2022 HANS G3015F Fiber Laser Cutting Machine Serial Number QYC1932208002.

A new all obligations Specific Security Deed, on our standard form, over 2022, Make: DURMA, Model: AD-S 43220, Serial number: 73492218235, Description: 2022 DURMA AD-S 43220 Press Brake Serial Number 73492218235.

An existing unlimited guarantee and indemnity on our standard form, from FRIEDRICH EDWIN CYWINSKI.

An existing all obligations General Security Deed, on our standard form, over all the assets and undertaking from SUNSCOUT NEW ZEALAND LIMITED.

(the “Collateral”)

The security interest we hold over the above property will secure all of your existing and future indebtedness and performance of obligations to us, whether or not documented in this Facility Agreement or the Facility Schedules. Any other security interest granted to us in the future over any of your other property will also secure your indebtedness to us unless we agree otherwise in writing.

If we exercise our rights of enforcement under the Documents and sell the above secured property and the proceeds of that sale are insufficient to repay the total of the Outstanding Money at that time, you will remain indebted to us for the balance of the Outstanding Money.

Unless otherwise agreed in writing with us, if you create or permit to exist a security interest, other than our security interest granted under a Security Document, over the above secured property it will be an Event of Default under this Facility Agreement. If we exercise our rights as a result of an Event of Default, we are entitled to (among other things), cancel the Facility, declare any or all of the Outstanding Money to be due and payable immediately and exercise our rights under a Security Document which includes repossession and/or sale of the above secured property.

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Disbursements:

Subject to clause 7.1 of the Terms and receipt by us of matching supplier/vendor invoices for each disbursement below you acknowledge and confirm that we are authorised to disburse the Facility as follows:

Repayment of Term Loan Account No: 12-3211-00033076-91-006 as outlined in the condition precedent above.

and the balance (if any) to your chosen ASB account.

Independent Legal Advice

We advise you and the Guarantors to obtain legal and financial advice as to the effect of entering into this Facility Agreement and any of the other Documents.

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Borrower Acknowledgement and Agreement

You [each]:

●	RECEIPT OF DOCUMENTS: acknowledge that you have been provided with a complete copy of this Facility Agreement, the Terms, each of the Security Documents and other documentation relating to the Facility; and

●	ACCEPTANCE: confirm that you have read the Documents and accept the terms and conditions contained within (including each of the Conditions Precedent to Availability of Facilities); and

●	PROVISION OF INFORMATION: confirm that all information provided to us in connection with your application for financial accommodation, this Facility Agreement and the Documents is accurate, complete and not misleading; and

●	ELECTRONIC COMMUNICATION: consent to receive disclosure, notices and other communications from us in electronic form, whether by means of our website, email or other electronic communication as set out in the Terms; and

●	COUNTERPARTS: understand that this document may be executed in any number of counterparts, all of which when taken together shall constitute one and the same document, and any of the parties hereto may execute any document by signing any such counterpart; and

●	AGENCY: in accordance with the Terms and to the extent more than one person is named as the Borrower, appoint each other joint Borrower as your agent to receive Credit Contracts and Consumer Finance Act 2003 disclosures, notices and other communications on your behalf; and

●	INDEPENDENT LEGAL ADVICE: acknowledge you have been advised by us to obtain legal and financial advice before signing this Facility Agreement and any of the other Documents, and

●	FURTHER SECURITY INTEREST IN MORTGAGED PROPERTY PROHIBITED WITHOUT OUR CONSENT: acknowledge that the terms of our mortgage over any property described as security for the Facility and as set out in more detail above (the “Property’’) require that you obtain our consent in writing prior to creating or permitting any third party security interest over the Property and confirm no un-disclosed security interests exist; and

●	INTEREST RATE SWITCH: agree that in accordance with the Terms, any one person named as Borrower may request an Interest Rate Switch during the term of this Facility, and we may act upon that request which will bind all of you.

Please delete the above clause if you require us to act upon the request of all of you, rather than only one.

●	INTEREST ONLY PERIOD: agree that in accordance with the Terms, any one person named as Borrower may request an Interest Only Period during the term of this Facility, and we may act upon that request which will bind all of you.

Please delete the above clause if you require us to act upon the request of all of  you, rather than only one.

Dated this	10th	day of	may 2024

EXECUTED BY THE BORROWER

SIGNED by

SUNSCOUT NEW ZEALAND LIMITED

by
Director

and by
Director

each being a Director of the above Company

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Guarantor Acknowledgement and Agreement

The Guarantor(s) [each];

●	RECEIPT OF DOCUMENTS: acknowledge that they have been provided with a complete copy of this Facility Agreement, the Terms, each of the Security Documents and other documentation relating to the Facility; and

●	ACCEPTANCE: confirm that they have read the Documents and accept the terms and conditions contained in them (including each of the Conditions Precedent to Availability of Facility); and

●	PROVISION OF INFORMATION: confirm that all information provided to us in connection with this Facility Agreement and the Documents is accurate, complete and not misleading; and

●	COUNTERPARTS: understand that this document may be executed in any number of counterparts, all of which when taken together shall constitute one and the same document, and any of the parties hereto may execute any document by signing any such counterpart; and

●	ELECTRONIC COMMUNICATION: consent to receive disclosure, notices and other communications from us in electronic form, whether by means of our website, email or other electronic communication as set out in the Terms; and

●	INDEPENDENT LEGAL ADVICE: acknowledge they have been advised by us to obtain independent legal and financial advice before signing this Facility Agreement and any of the other Documents; and

●	FURTHER SECURITY INTEREST IN MORTGAGED PROPERTY PROHIBITED WITHOUT OUR CONSENT: acknowledge that the terms of our mortgage over any property described as security for the Facility and as set out in more detail above (the “Property”) require that you obtain our consent in writing prior to creating or permitting any third party security interest over the Property and confirm no un-disclosed security interests exist; and

●	INTEREST RATE SWITCH: agree that we may approve an Interest Rate Switch during the Term of this Facility without the requirement to obtain consent from the Guarantor(s); and

Please delete the above clause if you require us to obtain the consent of the Guarantor(s) prior to considering a request for an Interest Rate Switch.

●	INTEREST ONLY PERIOD: agree that we may approve an Interest Only Period during the Term of this Facility without the requirement to obtain consent from the Guarantor(s).

Please delete the above clause if you require us to obtain the consent of the Guarantor(s) prior to considering a request for an Interest Only Period.

Dated this	10th	day of	may 2024

EXECUTED BY THE GUARANTOR

SIGNED by

FRIEDRICH EDWIN CYWINSKI

10/05/2024

FACILITY SCHEDULE

Facility Number: 12-3211-0036349-91-007

Facility Type: Asset Finance Term Loan

Description: FLOATING - Table Full Advance

Facility Amount: An Amount of $560,594.00. This represents the maximum amount that you may draw down under this Facility (as may be varied from time to time by agreement in writing between us).

Initial Unpaid Balance: Nil

Term: 48 months from the first Payment Date. This may vary.

Drawdown: One drawing in accordance with the ‘Disbursements’ section of the Facility Agreement (refer clause 7 of the Terms).

Deduction Account: 12-3211-0033076-00

Termination of Offer Date: 6 July 2024 (refer clause 2.3 of the Terms).

Fees:

The following fees will be deducted from the Facility on Drawdown:

Loan Processing Fee	$400.00
Personal Property Security Registration Expenses (PPSR)	$35.00

The above PPSR Expenses consist of a $16.10 Registration Fee and $18.90 Administration Costs.

Account Fees: Banking transactions on the Deduction Account will be charged at the standard rates which are subject to change from time to time.

Additional credit fees and charges which may apply to your Deduction Account are detailed in ASB’s Guide to Business Banking Fees, a copy of which was provided to you when you opened your Deduction Account and is also available at any branch of ASB or at www.asb.co.nz.

Annual Interest Rate: Floating Base Rate

The Interest Rate is 9.940% per annum as at the date this Facility Schedule was prepared being a total of the Floating Base Rate plus a Total Margin of 3.000% per annum.

The Floating Base Rate is 6.940% per annum as at the date this Facility Schedule was prepared.

The Total Margin is comprised of a Margin of plus 3.000% per annum.

We may alter the Floating Base Rate, or the Margin, at any time and from time to time, including prior to the first Drawdown.

Our published Base Rates are available at www.asb.co.nz or at any branch of ASB and are advertised in major newspapers when changes occur.

The method for calculating Interest charges can be found in clause 4.9 of the Terms.

Interest and Repayments

Interest:

You will pay interest in arrears monthly from the date of Drawdown. Such interest will be charged monthly to your Deduction Account on the 31st day of each month. Provided however that in any month without this day your Payment Date will be the last day of that month (your selected “Payment Date”).

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Payments:

You will make a payment of interest only on the first Payment Date after Drawdown. Commencing on the second Payment Date after Drawdown you will repay the Facility by making 47 monthly instalments of $14,206.25; followed by a final payment of the balance of the Facility, together with any Outstanding Moneys which are unpaid. These instalments comprise part interest and part principal. We may alter payments at any time to reflect any alteration to the Interest Rate.

Prepayment: You may repay the Facility in full or in part at any time. A description of the minimum amount required to make a part prepayment and the costs or charges you may be required to pay to compensate us for any loss resulting from an early repayment can be found in clause 10 of the Terms.

Purpose: (Refer clause 2.2 of the Terms)

Purchase Business Asset

Instead of making the Facility available to you or your solicitor directly, we may, at our option, make payment under the Facility to any person advised to us by you as the vendor or supplier of the Collateral pursuant to the ‘Disbursements’ section of the Facility Agreement.

Default Interest: Default interest will be charged to the Deduction Account. A description of the way in which the default interest rate will apply if the Deduction Account is overdrawn at any time can be found in clause 5 of the Terms. Our default interest rate, being our Unarranged Overdraft Interest Rate, as at the date this Facility Schedule was prepared is 22.50% per annum. Details of our Unarranged Overdraft Interest Rate can be found on our website www.asb.co.nz or at any branch of ASB and is advertised in major newspapers when changes occur.

A description of the fees (including default fees) which may apply to your Deduction Account are detailed in ASB’s Guide to Business Banking Fees, a copy of which was provided to you when you opened your Deduction Account and is available at any branch of ASB or at www.asb.co.nz.

Continuing Disclosure: We are required to provide you with regular statements. The statement will give you information about your account (for example, any interest or fees charged during the statement period) and the amount and timing of your next payment. Statements will be provided at least every 6 months.

Address for Notices: ASB Bank Limited, Lending Operations, ASB North Wharf, 12 Jellicoe Street, Auckland Central, Auckland 1010.

Right to Cancel: You have the right, for a short time, to cancel this Facility. A statement of your rights can be found in clause 15 of the Terms.

Changes on Grounds of Unforeseen Hardship: If the Facility Agreement is a consumer credit contract for the purposes of the Credit Contracts and Consumer Finance Act 2003 and you are unable to keep up your payments because of an unexpected event that causes you hardship, for example illness, injury, loss of employment or the end of a relationship, you can apply to us for a hardship variation of your Facility.

To apply for a hardship variation you need to make a request to us in writing which explains your situation and requests one of the following variations:

a)	extending the term of the Facility and reducing the amount of each payment due under the Facility accordingly (without a consequential change being made to the annual interest rate(s));

b)	giving you longer to pay by postponing, during a specified period, the dates on which payments are due under the Facility Agreement (without a consequential change being made to the annual interest rate(s)); or

c)	both of the above - postponing payments for a specified time and reducing the amount of your payments by extending the term.

You should do this or contact us as soon as possible, if you leave it too long, we may not have to consider your application.

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Disputes Resolution Scheme: we are a member of the Banking Ombudsman dispute resolution scheme. You can contact the Banking Ombudsman at:

Address:	Freepost 218002
PO Box 25327
Wellington 6146
Phone:	0800 805 950
Email:	help@bankomb.org.nz

We are registered on the register of financial service providers as ASB Bank Limited (registration number FSP29003).

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